UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2005

Landstar System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21238	06-1313069
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida		32224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-398-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Henry H. Gerkens, the President and Chief Executive Officer of Landstar System, Inc. (the "Company") has established a written plan (the "Plan") under Rule 10b5-1 of the Securities Exchange Act of 1934. The Plan provides for Mr. Gerkens to exercise stock options to acquire 200,000 shares of Company Common Stock ("Option Shares") and to dispose of those Option Shares, in all cases in accordance with the applicable terms and limitations set forth in the Plan, including a minimum sale price of $32.00 per share, over an eight month period beginning on or around April 18, 2005 and ending on the earlier of the date all such Option Shares have been sold pursuant to the Plan or December 21, 2005.

Prior to the implementation of the Plan, Mr. Gerkens holds 117,092 shares of Company Common Stock and vested options to purchase an additional 238,084 shares of Company Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landstar System, Inc.

April 15, 2005	By:	/S/ Robert C. LaRose

Name: Robert C. LaRose
Title: Executive Vice President, Chief Financial Officer and Secretary